UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2010 (October 18, 2010)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), was held on October 18, 2010.  A total of 28,844,258 shares of our common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 51.32% of the total number of shares entitled to vote at the annual meeting.

At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	26,657,166	2,187,092
Robert S. Aisner	26,672,633	2,171,625
Barbara C. Bufkin	26,671,430	2,172,828
Terry L. Gage	26,680,596	2,163,664
Steven J. Kaplan	26,666,205	2,178,053

Item 8.01               Other Events.

On October 18, 2010, our board of directors (the “Board”) authorized distributions in a quarterly amount of $0.025 per share of common stock payable to the common stockholders of record at the close of business on September 30, 2010, the record date previously established by the Board on August 9, 2010.  The distributions will be paid in cash on or before November 16, 2010.  All or a portion of the distribution may constitute return of capital for tax purposes.

Distributions are authorized at the discretion of our Board based on its analysis of numerous factors, including, without limitation, our upcoming cash needs for our portfolio properties and maturing debt, to help achieve our investment objectives.  Because of the capital intensive nature of an opportunity-style fund like ours, which generally acquires assets with the intention of obtaining debt financing and applying equity capital to enhance and reposition these assets for appreciation, coupled with the fact that the credit markets have not returned to normalcy, especially with respect to the type of opportunity-style investments that we have targeted, we have intensified our focus over the last two years on the preservation of capital to apply to refinancing our existing debt and continuing to invest in our portfolio properties where additional investment is expected to create additional value for our stockholders.  In this environment of continued limitations on the availability of debt financing, our Board may in the future consider cash conservation measures in addition to those already undertaken.  Therefore, there is no assurance that distributions will continue or at any particular rate or that our share redemption program will not be suspended or further restricted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 22, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal